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       [ORIGINAL ON LETTERHEAD OF RANDALL & DANSKIN, P.S.]




March 3, 1999



Casinovations Incorporated
6744 S. Spencer Street
Las Vegas, Nevada  89119

Re:  CASINOVATIONS INCORPORATED
     OUR FILE NO. 40152

Gentlemen:

We have acted as special Washington counsel to Casinovations Incorporated (the "Company"), a Washington corporation, in connection with the preparation of a registration statement on Form SB-2/A, Commission File No. 333-31373 (the "Registration Statement") under the Securities Act of 1933, as amended, for the registration and public sale of 1,517,744 shares of common stock, par value $.001 per share, of the Company (the "Shares").

As special counsel to the Company, we are familiar with the corporate undertakings of the Company to authorize the offering of the Shares. We have examined originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and other instruments as we have deemed necessary or appropriate for purposes of this opinion. In making such examination, we have assumed the genuineness of all documents submitted to us as certified or photostatic copies. As to questions of fact material to this opinion, where such facts have not been independently established, we have relied to the extent we deemed reasonably appropriate, upon representations and warranties of the Company, and upon certificates or representations of corporate officers of the Company, and of government officials. We have also considered those questions of law that we deemed relevant.

Based upon the foregoing, it is our opinion that the Shares to be registered pursuant to the Registration Statement have been duly authorized, and when issued against payment therefore, pursuant to the terms of the Registrations Statement, will be validly issued and fully paid.

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Casinovations Incorporated
March 3, 1999
Page 2

We consent to the inclusion of this opinion as an exhibit to the Registration Statement, and to the reference to this opinion, and to this firm, elsewhere in the Registration Statement.

Very truly yours,

RANDALL & DANSKIN, P.S.


/s/ Douglas Siddoway

Douglas Siddoway